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                                                                     EXHIBIT 3


                           INVESTORS' RIGHTS AGREEMENT


               This INVESTORS' RIGHTS AGREEMENT (this "Agreement") is made as of April 26, 2002, by and among CONCEPTS DIRECT, INC., a Delaware corporation (the "Company"), ST. CLOUD CAPITAL PARTNERS, LP, a Delaware limited partnership ("St. Cloud"), PHILLIP A. WILAND, an individual ("P. Wiland"), and LINDA S. WILAND ("L. Wiland", and together with P.Wiland referred to herein as "Wiland"), and each other person who becomes a Holder (as defined below) hereunder. St. Cloud and Wiland are at times together referred to herein as the "Investors" or individually without distinction as an "Investor." P. Wiland and L. Wiland shall act jointly for all purposes of this Agreement and the other Transaction Documents and shall together be considered one Investor. Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned thereto in the Purchase Agreement (as defined below).

                                    RECITALS

               WHEREAS, pursuant to that certain Note and Warrant Purchase Agreement, dated as of even date hereof (the "Purchase Agreement"), by and among the Company and the Investors, each Investor is purchasing a 10.0% Senior Secured Promissory Note of the Company and a Common Stock Purchase Warrant, representing the right to acquire certain shares of the Company's common stock, par value $0.10 per share (the "Common Stock");

               WHEREAS, the Company's shares of Common Stock are registered with the Securities and Exchange Commission (the "SEC") and quoted on the Nasdaq Small Cap Market;

               WHEREAS, to induce the Investors to execute and deliver the Purchase Agreement, the Company has agreed to provide to the Holders certain rights to register shares of Common Stock issuable upon exercise of the Warrant and preemptive rights with respect to certain issuances by the Company of its securities; and

               WHEREAS, the execution and delivery of this Agreement by the parties hereto is a condition to the closing of the transactions contemplated by the Purchase Agreement.

                                    AGREEMENT

               NOW, THEREFORE, in consideration of the mutual promises and agreements set forth herein and in the Purchase Agreement, and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

        1. REGISTRATION RIGHTS.

               1.1 DEFINITIONS. For purposes of this Section 1:

                       (a) The terms "register," "registered," and
"registration" refer to a registration effected by preparing and filing one or more Registration Statements or similar document in compliance with the Securities Act of 1933, as amended (the "Securities Act"), and the declaration or ordering of effectiveness of such Registration Statement or document;



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                       (b) The term "Registrable Securities" refers to the (i)
Common Stock issued or issuable upon exercise of the Warrants and (ii) any Common Stock issued or issuable with respect to the securities referred to in clause (i) above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization; provided that any securities deemed Registrable Securities in accordance herewith shall cease to be Registrable Securities (A) upon the sale of such Securities to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (B) upon the sale of such Securities in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof so that all transfer restrictions, and restrictive legends with respect thereto, if any, are removed upon the consummation of such sale;

                       (c) The number of shares of "Registrable Securities then outstanding" shall be determined by the number of shares of Common Stock outstanding which are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities which are, Registrable Securities;

                       (d) The term "Registration Statement" means a registration statement on Form S-1 or Form S-3 or any similar or successor form then appropriate for or applicable to the offer and sale of the Registrable Securities and filed under the Securities Act.

                       (e) The term "Holder" means any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with Section 1.8 of this Agreement; and

               1.2 REGISTRATION.

                       (a) Right to Include Registrable Stock. If the Company proposes to register any of its securities under the Securities Act in connection with the public offering of such securities solely for cash (other than a registration on Form S-4 or Form S-8, or any successor or similar forms), it will each such time promptly (but not later than 30 days before the anticipated date of filing such Registration Statement) give written notice to each Holder. Upon the written request of any of the Holders made within 15 days after the receipt of any such notice (which request shall specify the Registrable Securities intended to be disposed of by such Holders and the intended method of distribution thereof), the Company will use its best efforts to effect the registration under the Securities Act of all Registrable Securities which the Company has been requested to register by any of the Holders in accordance with the intended methods of distribution specified in such request; provided that (i) if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the Registration Statement filed in connection with such registration, the Company determines for any reason not to proceed with such registration, the Company may, upon giving written notice of such determination to the Holders, be relieved of its obligation to register any Registrable Securities in connection with such registration and (ii) in case of a determination by the Company to delay registration of its securities, the Company will be permitted to delay the registration of Registrable Securities for the same period as the delay in registering such other securities; provided, however, that the provisions of this Section 1.2(a) will not be deemed to limit or otherwise restrict the rights of the Holders under Section 1.2(b).


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

                       (b) Mandatory Registration. In addition to the foregoing, the Company shall prepare and file with the SEC prior to the nine month anniversary of the Closing Date a Registration Statement or Registration Statements (as necessary) covering all of the Holders' Registrable Securities. The Company shall cause such Registration Statement to be declared effective by the SEC no later than the first year anniversary of the Closing Date.

                       (c) Priority. If the managing underwriter for a registration (other than with respect to a Registration Statement filed pursuant to Section 1.2(b) above) involving an underwritten offering advises the Company in writing that, in its opinion, the number of securities of the Company (including Registrable Securities) requested to be included in such registration by the holders thereof exceeds the number of securities of the Company (the "Sale Number") which can be sold in an orderly manner in such offering within a price range acceptable to the Company, the Company will include (i) first, all securities of the Company that the Company proposes to register for its own account and (ii) second, to the extent that the number of securities to be included by the Company for its own account is less than the Sale Number, a number of the Registrable Securities (the "Adjusted Allocation") equal to the difference between the Sale Number and the securities proposed to be sold by the Company. The Adjusted Allocation shall be allocated among the Holders pro rata based on the number of Registrable Securities initially sought to be registered by the Holder.

                       (d) Legal Counsel. The Holders shall have the right to select one legal counsel to review any offering pursuant to this Section 1.2 (the "Legal Counsel"). The Company shall cooperate with the Legal Counsel in performing the Company's obligations under the terms of this Agreement.

                       (e) Ineligibility of Form S-3. In the event that Form S-3 is not available for the registration of the resale of Registrable Securities hereunder, the Company shall (i) register the resale of the Registrable Securities on another appropriate form and (ii) undertake to register the resale of the Registrable Securities on Form S-3 as soon as such form is available, provided that the Company shall use its best efforts to maintain the effectiveness of the Registration Statement then in effect until such time as a Registration Statement on Form S-3 covering the Registrable Securities has been declared effective by the SEC.

                       (f) Sufficient Number of Shares Registered. Without limiting the Company's obligation to cover all the outstanding Registrable Securities in the Registration Statement contemplated by Section 1.2(b), in the event the number of shares available under a Registration Statement filed pursuant to Section 1.2(b) is for any reason insufficient to cover all of the Registrable Securities which such Registration Statement is required to cover, the Company shall amend the Registration Statement, or file a new Registration Statement (on the short form available therefor, if applicable), or both, so as to cover at least 100% of the Registrable Securities (based on the market price of the Common Stock on the trading day immediately preceding the date of filing of such amendment or new Registration Statement), in each case, as soon as reasonably practicable, but in any event not later than thirty (30) business days after the necessity therefor arises. The Company shall use its best efforts to cause such amendment and/or new Registration Statement to become effective as soon as practicable following the filing thereof. For purposes of the foregoing provision, the number of shares available under a Registration Statement shall be deemed "insufficient to cover all of the

Registrable Securities" if the number of Registrable Securities issued or issuable upon exercise of the Warrants covered by such Registration Statement is greater than the number of shares of Common Stock available for resale under the Registration Statement to cover shares issued or issuable upon exercise of the Warrants.

               1.3 OBLIGATIONS OF THE COMPANY. Whenever required under Section
1.2 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

                       (a) Prepare and file with the SEC a Registration Statement contemplated by Section 1.2(b) with respect to such Registrable Securities and use its best efforts to cause such Registration Statement to become effective;

                       (b) Keep the Registration Statement contemplated by
Section 1.2(b) effective until April 26, 2005;

                       (c) Prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement;

                       (d) Permit Legal Counsel to review and comment upon the Registration Statements and all amendments and supplements to the Registration Statements (except for Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and any similar or successor report and registration statements on Form S-8) at least seven (7) business days prior to their filing with the SEC and not file any document containing information relating to Holders to which Legal Counsel reasonably objects. The Company shall not submit a request for acceleration of the effectiveness of a Registration Statement or any amendment or supplement thereto without the prior approval of Legal Counsel, which consent shall not be unreasonably withheld. The Company shall furnish to Legal Counsel, without charge, (i) any correspondence from the SEC or the staff of the SEC to the Company or its representatives relating to any Registration Statement, (ii) promptly after the same is prepared and filed with the SEC, one copy of any Registration Statement and any amendment(s) thereto, including financial statements and schedules and all exhibits and (iii) upon the effectiveness of any Registration Statement, one copy of the prospectus included in such Registration Statement and all amendments and supplements thereto. The Company shall reasonably cooperate with Legal Counsel in performing the Company's obligations pursuant to this Section 1.3;

                       (e) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

                       (f) Use its best efforts to register and qualify the securities covered by the Registration Statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company will not be required in



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connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

                       (g) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement;

                       (h) Notify each Holder of Registrable Securities covered by such Registration Statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing. Upon the occurrence of any event contemplated by this Section 1.3(h), prepare a supplement or post-effective amendment to each Registration Statement or a supplement to the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

                       (i) Use its best efforts to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement, or the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction, however, if such an order or suspension is issued, the Company shall use its best efforts to obtain the withdrawal of such order or suspension at the earliest possible moment and to notify Legal Counsel and each Holder who holds Registrable Securities being sold of the issuance of such order and the resolution thereof or its receipt of actual notice of the initiation or threat of any proceeding for such purpose;

                       (j) Use its best efforts to cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed; and

                       (k) Use its best efforts to provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

               1.4 UNDERWRITING REQUIREMENTS. In connection with any offering involving an underwriting of shares of the Company's capital stock, the Company shall not be required under Section 1.2(a) to include any of the Holders' securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it, and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by Holders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling Holders according to the total amount of securities entitled to be included therein owned by each selling Holder or in such other proportions as shall mutually be agreed to by such selling Holders). For purposes of the preceding parenthetical concerning apportionment, for any selling Holder which is a partnership or corporation, the partners, retired partners and stockholders of such holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "selling Holder," and any pro-rata reduction with respect to such "selling Holder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "selling Holder," as defined in this sentence.

               1.5 EXPENSES OF REGISTRATION. All expenses incurred in connection with any registration, qualification or compliance pursuant to the terms of this Agreement, including, without limitation, all registration, filing and qualification fees, printing expenses, reasonable fees and disbursements of counsel for the Company and expenses of any special audits incidental to or required by such registration, qualification or compliance will be borne by the Company. In addition, the Company shall reimburse the Holders for the reasonable fees and disbursements of Legal Counsel in connection with registrations, filings or qualifications pursuant to Section 1.2 of this Agreement.

               1.6 INDEMNIFICATION. In the event any Registrable Securities are included in a Registration Statement under Section 1.2:

                       (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law; and the Company will pay to each such Holder, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 1.10(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable to any Holder,



                                      -6-
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underwriter or controlling person for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person.

                       (b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the Registration Statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter, any other Holder selling securities in such Registration Statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this Section 1.6(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 1.6(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided further that in no event shall any indemnity under this Section 1.6(b) exceed the net proceeds from the offering received by such Holder.

                       (c) Promptly after receipt by an indemnified party under this Section 1.6 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.6, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the reasonable fees and expenses to be paid by the indemnifying party, if there may be one or more legal defenses available to such indemnified party or parties that are different from or additional to those available to the indemnifying party. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the indemnified party under this Section 1.6, except to the extent such indemnifying party is materially prejudiced. The omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.6.

                       (d) If the indemnification provided for in this Section
1.6 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable



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by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations; provided that in no event shall any contribution by a Holder under this Section 1.6(d) exceed the net proceeds from the offering received by such Holder. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

                       (e) The obligations of the Company and Holders under this
Section 1.6 shall survive the completion of any offering of Registrable Securities in a Registration Statement under Section 1.2 and otherwise.

               1.7 REPORTS UNDER SECURITIES EXCHANGE ACT OF 1934. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

                       (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times;

                       (b) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

                       (c) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144, the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

               1.8 ASSIGNMENT OF REGISTRATION RIGHTS. The rights to cause the Company to register Registrable Securities pursuant to Section 1.2 may be assigned by a Holder to a transferee or assignee of at least 30,000 shares of such securities (provided that the assignee assumes all related obligations); provided that the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; provided further that such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Securities Act. For the purposes of determining the number of shares of Registrable



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Securities held by a transferee or assignee, the holdings of transferees and assignees of (a) a partnership who are partners or retired partners of such partnership (including spouses and ancestors, lineal descendants and siblings of such partners or spouses who acquire Registrable Securities by gift, will or intestate succession) or (b) a limited liability company who are members or former members of such limited liability company (including spouses and ancestors, lineal descendants and siblings of such members or spouses who acquire Registrable Securities by gift, will or intestate succession) shall be aggregated together and with the partnership or limited liability company, as applicable; provided that all assignees and transferees who would not qualify individually for assignment of registration rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices or taking any action under Section 1.2.

               1.9 FURNISH INFORMATION. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities.

               1.10 LIMITATIONS ON SUBSEQUENT REGISTRATION RIGHTS. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of seventy-five percent (75%) or more of the outstanding Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder (a) to include such securities in any registration filed under Section 1.2(b) hereof, (b) to include such securities in any registration filed under Section 1.2(a) hereof unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only on a pro rata and pari passu basis with the Registrable Securities that the Holders desire to include in such registration, or (c) to make a demand registration which could result in such registration statement being declared effective prior to one hundred eighty (180) days of the effective date of the Registration Statement filed pursuant to Section 1.2(b) hereof. Notwithstanding the foregoing, the Company may include up to 550,000 shares of Common Stock not constituting Registrable Securities in the registration contemplated by Section 1.2(b) hereof or in any registration statement otherwise prohibited by clause (c) of the preceding sentence.

               1.11 TERMINATION OF REGISTRATION RIGHTS. No Holder shall be entitled to exercise any right provided for in Section 1.2 after such time as Rule 144 or another similar exemption under the Securities Act is available for the sale of all of such Holder's shares during a three (3)-month period without registration.

        2. PREEMPTIVE RIGHTS.

               2.1 PREEMPTIVE RIGHTS. Subject to the terms and conditions specified in this Section 2.1, the Company hereby grants to each Investor a right to participate in future issuances by the Company of its Shares (as hereinafter defined) in accordance with this Section 2.1. Nothing contained in this Section 2.1 shall limit the Company's ability to negotiate the terms and conditions of such future issuances with third parties so long as the transactions relating to such issuances are not consummated until the Company has complied with the provisions set forth herein. Each time the Company proposes to offer or sell any shares of, or securities convertible into or exercisable for any shares of, any class of its capital stock ("Shares"), the Company shall offer such Shares to each Investor in accordance with the following provisions:

                       (a) The Company shall deliver a notice by certified mail (a "Notice") to each Investor stating (i) its bona fide intention to offer or sell such Shares, (ii) the number of such Shares to be offered or sold, and
(iii) the price and terms, if any, upon which it proposes to offer or sell such Shares.

                       (b) Within five (5) Business Days after delivery of the Notice, each Investor may elect to purchase or obtain, at the price and on the terms specified in the Notice, up to that portion of such Shares which equals the proportion that the sum of the number of shares of Common Stock plus the number of shares of Common Stock issuable upon exercise of the Warrants, in each case, then held by such Investor bears to the total number of shares of Common Stock then outstanding (assuming full conversion and exercise of all convertible or exercisable securities).

                       (c) The Company may, during the ninety (90) day period following the expiration of the period provided in Section 2.1(b) hereof, offer the remaining unsubscribed portion of the Shares to any Person or Persons at a price not less than, and upon terms no more favorable to the offeree than those specified in the Notice. If the Company does not enter into an agreement for the sale of the Shares within such period, or if such agreement is not consummated within ninety (90) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Shares shall not be sold unless reoffered to each Investor in accordance herewith.

                       (d) The preemptive rights in this Section 2.1 shall not be applicable (i) to the issuance or sale by the Company of any of its capital stock pursuant to any benefit, option, restricted stock, stock purchase or similar plans or arrangements, including pursuant to or upon the exercise of option rights, warrants or other securities or agreements, (ii) to or after consummation of any underwritten public offering or any other public offering by the Company in which shares are offered at market price, (iii) to the issuance of securities pursuant to the conversion or exercise of convertible or exercisable securities, (iv) to the issuance of securities in connection with a bona fide business acquisition of or by the Company, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise, (v) to the issuance of securities to financial institutions or lessors in connection with commercial credit arrangements, equipment financings, or similar transactions, which issuances are primarily for other than equity financing purposes, or (vi) to any issuance in connection with a stock split, reverse stock split, reclassification, recapitalization, consolidation, merger or similar event.

                       (e) The agreements and covenants contained in this
Section 2 shall terminate on the Cessation Date.

       3. TRANSFER RESTRICTIONS.

               3.1 LIMITATIONS ON TRANSFER OF WARRANTS. No Investor shall be permitted to transfer, sell or otherwise dispose of any Warrant or Common Stock issued or issuable upon exercise of its Warrant to any Person (except as set forth in Section 3.2 below), provided that this transfer restriction shall expire with respect to twenty-five percent (25%) of the Common Stock issued or issuable upon exercise of each such Warrant on each of the following dates: April 26, 2003, October 26, 2003, April 26, 2004 and October 26, 2004.

               3.2 PERMITTED TRANSFERS. Notwithstanding the foregoing, each Investor shall be permitted to transfer, sell or otherwise dispose of any Common Stock issued or issuable upon exercise of its Warrants to: (a) the Company, (b) any Affiliate of such Investor, (c) any immediate family member of such Investor or to any trust, limited liability company or partnership for the benefit of an immediate family member of such Investor, (d) any partners, limited partners, stockholders or members of such Investor or an Affiliate of such Investor, or
(e) any transferee who receives the transfer by way of gift or by way of bequest or inheritance upon death, so long as each such transferee or donee agrees to be bound by this Section 3.

        4. BOARD REPRESENTATION AND OBSERVER RIGHTS; VOTING AGREEMENT.

               4.1 BOARD REPRESENTATION. The Company agrees to take at any time and from time to time all action necessary to ensure that two members of the Board are persons designated by the Investors (it being understood that St. Cloud and Wiland each shall have the right to designate one such member (each, an "Investor Director" and together, the "Investor Directors"). If at any time, the Board does not for any reason include an Investor Director (including by virtue of the suspension, removal, retirement, resignation or death of any such Investor Director), then the Company shall, at the request of the Investor whose Investor Director designee is no longer serving on the Board, use its best efforts to cause another designee of such Investor to be nominated to serve as a member of the Board. In the event the Company enters into indemnification agreements with any directors of the Company, the Company shall enter into an indemnification agreement with each Investor Director and provide indemnification to each such Investor Director on the same terms and conditions as is provided to the other directors of the Company. The Company shall maintain officers and directors and officers liability insurance in amounts reasonably similar to what it has maintained in the past. St. Cloud's designee shall initially be Marshall S. Geller and Wiland's designee shall initially be P.Wiland. Each Investor Director shall agree to be bound by the confidentially restrictions applicable to each director of the Company.

               4.2 OBSERVER RIGHTS. If the SBA prohibits any Investor Director from serving as a member on the Board, each Investor whose Investor Director designee is being prohibited from so serving shall have the right to designate one observer (any such persons shall be referred to herein as an "Investor Observer"). The Company shall provide written notice of each meeting of the Board (which shall be held at least quarterly) and each committee thereof at the same time and in the same manner as notice is given to the directors (which notice shall be promptly confirmed in writing to each Investor Observer). Each Investor Observer shall have the right to attend as an observer all meetings of the Board and all committees thereof, and shall be entitled to receive all written materials and other information (including copies of meeting minutes) given to directors in connection with such meetings at the same time such materials and information are given to the directors. If the Company proposes to take any action by written consent in lieu of a meeting of the Board or of any committee thereof, the Company shall give written notice thereof to each Investor Observer prior to the effective date of such consent describing in reasonable detail the nature and substance of such action.

               4.3 REIMBURSEMENT OF COSTS. The Company shall pay the reasonable out-of-pocket expenses of each Investment Director and/or each Investor Observer, as applicable, incurred in connection with attending such board and committee meetings.

               4.4 VOTING AGREEMENT. Each Investor hereby irrevocably and unconditionally agrees to vote all shares of capital stock of the Company that such Investor is entitled to vote and/or to cause such shares to be voted in favor of each Investor Director and against any action which would reasonably be expected to result in a failure of such Investor Director to serve on the Board at any meeting of the stockholders of the Company where such Investor Director is nominated for election (if one is held) or in connection with any consent solicitation conducted for such purpose.

               4.5 TERMINATION OF SECTION 4. The agreements and covenants contained in this Section 4 shall terminate on the Cessation Date.

        5. MISCELLANEOUS.

               5.1 FURTHER ASSURANCES. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper, or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including using its best efforts to obtain all necessary waivers, consents, and approvals, and effecting all necessary registrations and filings.

               5.2 TRANSFER; SUCCESSORS AND ASSIGNS. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

               5.3 GOVERNING LAW. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed by, and construed in accordance with, the internal law of the State of California, without regard to conflicts of laws.

               5.4 NOTICES. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

        If to St. Cloud:            St. Cloud Capital Partners, LP
                                    433 North Camden Drive, Fifth Floor
                                    Beverly Hills, California 90210
                                    Attention: Managing Partner - Finances &
                                               Administration
        with copies to:             Latham & Watkins
                                    633 West Fifth Street, Suite 4000
                                    Los Angeles, California 90071
                                    Attention: W. Alex Voxman, Esq.

        If to Wiland:               Phillip A. Wiland
                                    c/o Concepts Direct, Inc
                                    2950 Colorful Avenue
                                    Longmont, Colorado 80504-6214

        If to the Company:          Concepts Direct, Inc
                                    2950 Colorful Avenue
                                    Longmont, Colorado 80504-6214
                                    Attention:  Cody S. McGarraugh

        with copies to:             McGuire Woods LLP
                                    One James Center
                                    901 East Cary Street
                                    Richmond, Virginia 23219-4030
                                    Attention: Kevin D. Pomfret, Esq.

               5.5 AMENDMENTS. Any term of this Agreement may be amended only with the written consent of the Company and the holders of sixty-six and two-third percent (66 2/3%) of the Registrable Securities then outstanding. Any amendment effected in accordance with this Section 5.5 shall be binding upon each holder of any Registrable Securities then outstanding, each future holder of all such Registrable Securities, and the Company; provided that any amendment that treats any Holder in a materially adverse manner that is different than any other holder will require the separate approval of such Holder.

               5.6 SEVERABILITY. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been herein.

               5.7 DELAYS OR OMISSIONS. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

               5.8 ENTIRE AGREEMENT. This Agreement, the Purchase Agreement and each of the other Transaction Documents collectively constitute the entire agreement among the parties with respect to the transactions contemplated hereby, thereby and related matters and collectively supersede any prior negotiations, understandings or agreements with respect hereto or thereto. The representations, warranties, covenants and agreements set forth in this Agreement, the Purchase Agreement and any other Transaction Documents (a) shall survive the Closing, (b) shall terminate only in accordance with their respective terms and (c) are the only representations, warranties, covenants and agreements among the parties.

               5.9 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

               5.10 DESCRIPTIVE HEADINGS. The descriptive headings used in this Agreement are inserted for convenience of reference and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

               5.11 AGGREGATION OF STOCK. All shares of Common Stock held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.


                            [Signature page follows]

               The parties have executed this Investors' Rights Agreement as of the date first set forth above.

                                       THE COMPANY:

                                       CONCEPTS DIRECT, INC.


                                       By:  /s/ CODY S. MCGARRAUGH
                                           ------------------------------------
                                            Name:  Cody S. McGarraugh
                                            Title: Chief Financial Officer


                                       THE INVESTORS:

                                       ST. CLOUD CAPITAL PARTNERS, LP


                                       By:  /s/ MARSHALL S. GELLER
                                           ------------------------------------
                                            Name:  Marshall S. Geller
                                            Title: Senior Manager


                                       PHILLIP A. WILAND


                                       By:  /s/   PHILLIP A. WILAND
                                           ------------------------------------
                                            Phillip A. Wiland


                                       LINDA S. WILAND


                                       By:   /s/ LINDA S. WILAND
                                           ------------------------------------
                                            Linda S. Wiland



                                       S-1